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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 19, 2001

CYGNUS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-18962	94-2978092
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Penobscot Drive, Redwood City, California  94063-4719
      (Address of principal executive offices)           (Zip Code)

Registrant's telephone number, including area code (650) 369-4300

Not Applicable
(Former name or former address, if changed since last report)

Item 5. Other Events.

    On July 19, 2001, Cygnus, Inc. issued a press release, the text of which is attached hereto as Exhibit 99.1, announcing its financial results for the quarter ended June 30, 2001. Cygnus also announced the submission to the FDA of an application for supplemental pre-market approval (PMA) of an automated and large-scale process for GlucoWatch® AutoSensor manufacturing.

Item 7. Financial Statements and Exhibits.

  (c)
  Exhibits.

Exhibit Number

99.1	Press Release by Cygnus, Inc. dated July 19, 2001 referred to in Item 5 above.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYGNUS, INC.
Date: July 23, 2001	By:	/s/ BARBARA G. MCCLUNG Barbara G. McClung Senior Vice President and General Counsel

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  Item 5. Other Events.
  Item 7. Financial Statements and Exhibits.
SIGNATURES